Exhibit 99.3

Bona Vida, Inc.
Financial Statements
From the date of incorporation, March 29,
2018 to December 31, 2018

Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Bona Vida, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bona Vida Inc. (the “Company”) as of December 31, 2018, and the related statements of loss and comprehensive loss, shareholders’ equity, and cash flows for the period from the date of incorporation, March 29, 2018 to December 31, 2018, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon future sources of equity financing in order to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Chartered Professional Accountants Licensed Public Accountants

We have served as the Company’s auditor since 2019.
Toronto, Ontario
April 9, 2019

Bona Vida, Inc.
Balance Sheet
As at December 31, 2018

Assets	Note
Cash and cash equivalents		$1,123,968
Prepaid expenses and deposits	3	540,686
Total current assets		1,664,654

Intangible assets		9,270
Total assets		$1,673,924

Liabilities
Accrued liabilities	6	$115,946
Warrants	4	1,125,861
Total liabilities		1,241,807

Shareholders’ equity
Capital Stock	4	2,889
Preferred shares, 10,000,000 authorized, nil issued and outstanding;
Common stock, 75,000,000 authorized, par value $0.0001, 46,687,200 issued and outstanding
Additional paid in capital	4	3,594,915
Shares to be issued	5	9,546
Contributed surplus	5	94,172
Deficit		(3,269,405)
Total shareholders’ equity		432,117

Total liabilities and shareholders’ equity		$1,673,924

The accompanying notes are an integral part of these financial statements

Bona Vida, Inc.
Statement of Loss and Comprehensive Loss
From the date of incorporation, March 29, 2018 to December 31, 2018

For the period ended December 31,	Note	2018
Expenses
Finance placement fees	4	$12,526
Salary and benefits		153,241
Selling, general and administrative		277,028
Loss on advanced royalties	7	500,000
Stock based compensation	5	1,390,718
Fair value adjustment on warrants	4	935,892
		3,269,405

Net loss and comprehensive loss		$3,269,405

Weighted average number of shares outstanding		32,597,423
Loss per share basic and diluted		$0.10

The accompanying notes are an integral part of these financial statements

Bona Vida, Inc.
Statement of Changes in Equity
From the date of incorporation, March 29, 2018 to December 31, 2018

	Note	Equity Interest					Shares to be issued		Contributed Surplus	Deficit	Total Equity
		Number	Amount		APIC
			$		$		$
Balance as at March 29, 2018		-		-		-		-	-	-	-
Shares issued to founders	4	17,800,000		-		-		-	-	-	-
Shares issued pursuant to private placement	4	10,600,000		1,060		316,940		-	-	-	318,000
Shares issued pursuant to units offering	4	12,287,200		1,229		1,991,575		-	-	-	1,992,804
Shares issued pursuant to services provided	5	6,000,000		600		1,286,400		9,546	-	-	1,296,546
Share-Based payments		-		-		-		-	94,172	-	94,172
Net loss for the period		-		-		-		-	-	(3,269,405)	(3,269,405)

Balance as at December 31, 2018		46,687,200		2,889		3,594,915		9,546	94,172	(3,269,405)	432,117

The accompanying notes are an integral part of these financial statements

Bona Vida, Inc.
Statement of Cash Flows
From the date of incorporation, March 29, 2018 to December 31, 2018

	Note

Cash flows from (used in) operating activities
Net loss and comprehensive loss		$(3,269,405)
Adjustments for non-cash items and others
Stock based compensation	5	1,390,718
Change in FV of Warrants	4	935,892
		(942,795)
Adjustments for net changes in non-cash operating assets and liabilities
Prepaid expenses and deposits	3	(540,686)
Accrued liabilities		115,946
Net cash used in operating activities		(1,367,535)
Cash flows from investing activities
Purchase of intangible assets		(9,270)
Net cash used in investing activities		(9,270)
Cash flows from financing activities
Shares/warrants issued pursuant to units offering, net of transaction costs		2,182,773
Shares issued pursuant to private placement		318,000
Net cash from financing activities		2,500,773
Net change in cash during the period		1,123,968
Cash and cash equivalents at beginning of period		-
Cash, end of period		$1,123,968

The accompanying notes are an integral part of these financial statements

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 1 — NATURE OF OPERATIONS AND GOING CONCERN

Bona Vida, Inc. (“Bona Vida,” or the “Company”) was originally formed as a Limited Liability Company (LLC) under the laws of the State of California on March 29, 2018.  On October 4, 2018, Bona Vida was converted to a Corporation under the laws of the State of Delaware.  Bona Vida is developing a portfolio of brand and product verticals within the animal and adult CBD supplement space.  The Company is currently working on launching several hemp-derived CBD products within the canine supplements space.

The Company entered into a Trademark License Agreement (the “Agreement”), dated December 21, 2018, with a Company’s shareholder (the “shareholder”) who is the owner of the trademark application for “Bonavida”.  Under the Agreement, the shareholder agrees for the nominal consideration to establish the Company’s right to use the trademark for the Business Purpose.  Furthermore, the shareholder shall assign the trademark application to the Company once a lawful statement of use or declaration of use is filed at the United States Patent and Trademark Office such that the Company becomes the Assignee and owner of the mark. The Company is the owner and assignee of a US trademark application for “Bona Vida” in international class 005 for animal feed additives for use as nutritional supplements and international class 031 for foodstuffs for animals and pet treats.

Going Concern

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings, as described in Note 8. Sales of additional equity securities by the Company would result in the dilution of the interests of existing shareholders. There can be no assurance that financing will be available when required.

The Company expects the forgoing, or a combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements have been prepared on the basis that the Company will continue as a going concern, which presumes that it will be able to realize its assets and discharge its liabilities in the normal course of business as they come due. These financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and statement of balance sheet classifications that would be necessary if the Company was unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) in effect on December 31, 2018. The significant accounting policies applied by the Company are described below.

Basis of measurement

The financial statements of the Company are presented using and have been prepared on a going concern basis, under the historical cost convention except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is measured as the fair value of the consideration provided in exchange for goods and services. The Company’s functional and presentation currency is United States dollars (“USD”).

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits held with banks and highly liquid investments with remaining maturities of ninety days or less at acquisition date.  For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties to be cash and cash equivalents.

Intangible Assets

Definite-lived intangible assets are amortized using the straight-line method over their estimated useful lives and are tested for recoverability whenever events or changes in circumstances indicate that carrying amounts of the asset group may not be recoverable. The estimated useful lives and amortization methods are reviewed at the end of each reporting year, with the effect of any changes in the estimate being accounted for on a prospective basis. In the reporting period, the Company purchased a website domain which is still under development and not available for use as of December 31, 2018 and thus has not been amortized.

Derivative Warrant Liability

The Company’s derivative warrant instruments are measured at fair value using the Black-Scholes Model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the warrant.  The liability is revalued at each reporting period and changes in fair value are recognized in the statements of loss and comprehensive loss.

Basic and diluted loss per share

Basic and diluted loss per share has been determined by dividing the net loss available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method. Common share equivalents, options and warrants are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Income Taxes

Deferred taxation is recognized using the asset and liability method, on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. However, the deferred taxation is not recognized if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred taxation is determined using tax rates (and laws) that have been enacted by the reporting date and are expected to apply when the related deferred taxation asset is realized, or the deferred taxation liability is settled.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Payment Expense

The Company follows the fair value method of accounting for stock awards granted to employees, directors, officers and consultants. Share-based awards to employees are measured at the fair value of the related share-based awards. Share-based payments to others are valued based on the related services rendered or goods received or if this cannot be reliably measured, on the fair value of the instruments issued. Issuances of shares are valued using the fair value of the shares at the time of grant; issuances of options are valued using the Black-Scholes model with assumptions based on historical experience and future expectations. The Company recognizes share-based payment expenses over the vesting period based on expectations of the number of awards expected to vest over that period on a straight-line basis.

Financial Instruments

The Company’s financial instruments recognized in the balance sheet and included in working capital consist of cash and cash equivalents, prepaid expenses and deposits, accrued liabilities and warrants. Cash and cash equivalents, and warrants are measured at fair value each reporting period. The fair values of the remaining financial instruments approximate their carrying values due to their short-term maturities.

The Company’s financial instruments exposed to credit risk include cash and cash equivalents. The Company places its cash and cash equivalents with institutions of high creditworthiness.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements.
All financial instruments recognized at fair value in the balance sheet are classified into one of three levels in the fair value hierarchy as follows:

Level 1 – valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities.
Level 2 – valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived from or corroborated by observable market data by correlation or other means.
Level 3 – valuation techniques with significant unobservable market inputs.

All of the Company’s financial instruments, except warrants, were determined to be Level 1 fair value measurement. The warrants were determined to be Level 3 fair value.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods.

The Company evaluates its estimates on an ongoing basis. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates (continued)

Critical accounting estimates are reviewed and discussed with the Board of Directors. The Company considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, if changes in the estimate or if different estimates that could have been selected would have a material impact on the Company’s results of operations or financial condition.
Significant estimates and assumptions that have the most significant effect on the amounts recognized in the financial statements relate to, but are not limited to the following:

Share-based payments
Valuation of stock-based compensation requires management to make estimates regarding the inputs for option pricing models, such as the share price, expected life of the option, the volatility of the Company’s stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options.

Fair value of financial instruments
The individual fair values attributed to the different components of a ﬁnancing transaction, and/or derivative ﬁnancial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations. These valuation estimates could be signiﬁcantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

Effects of Recent Accounting Pronouncements

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncement and interpretations thereof that have effective dates during the reporting period and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the Company’s reported balance sheet or operations in 2019.

On February 25, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheets the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018.

In June 2016 the FASB issued Topic ASU No. 2016-13 “Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)” (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019 and early adoption is permitted for annual and interim periods beginning after December 15, 2018.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The standard provides for the elimination of Step 2 from the goodwill impairment test. If impairment charges are recognized, the amount recorded will be the amount by which the carrying amount exceeds the reporting unit’s fair value with certain limitations. The ASU is effective for public companies for annual periods, and interim periods within those annual periods, beginning after December 15, 2020, and early adoption is permitted.

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Effects of Recent Accounting Pronouncements (continued)

In June 2018, the FASB issued ASU 2018-07- Stock Compensation (Topic 718).  The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees.  The requirements of Topic 718 should be applied to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specific that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards.  The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. These amendments are effective for public companies for fiscal years beginning after December 15, 2018.

NOTE 3 – PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits comprised the following as at December 31:

2018
Other deposits	$34,436
Inventory deposit	506,250
$540,686

The inventory deposit constitutes deposit with one supplier for pet related food products.

NOTE 4 – COMMON STOCK AND COMMON SHARE PURCHASE WARRANTS

Common Stock

In October 2018, upon Company’s conversion from LLC to Corporation as detailed in Note 1, 73,500 LLC units were converted to 29,400,000 common shares. 2,500 LLC units (1,000,000 common shares) were issued in April 2018 to a third-party consultant for services provided, as detailed in Note 5.

The Company is authorized to issue 75,000,000 common stock and 10,000,000 preferred stock, each with a par value of $0.0001.

There were no issued and outstanding preferred shares as of December 31, 2018.

Common shares as at December 31, 2018 are detailed in the table below:

	Number of Common Shares	Amount, $	APIC, $
Opening balance- March 29, 2018	-	-	-
Shares issued during the period	28,400,000	1,060	316,940
Shares issued pursuant to services	6,000,000	600	1,286,400
Units private placement on October 5, 2018	12,287,200	1,229	1,991,575
Balance- December 31, 2018	46,687,200	2,889	3,594,915

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 4 – COMMON STOCK AND COMMON SHARE PURCHASE WARRANTS (continued)

Units private placement

On October 5, 2018, the Company completed a private placement offering of units for aggregate gross proceeds of $3,071,800 Canadian Dollars (CAD) ($2,326,820). A total of 12,287,200 units were issued. Each unit was sold at a price of CAD $0.25 ($0.19) per unit. Each unit was comprised of one common share and one half of one common share purchase warrant, each whole warrant being exercisable to purchase one common share at an exercise price of CAD $0.75 ($0.57) for a period of 18 months following the date of issuance.

Since the warrants’ exercise price is denominated in a currency other than the Company’s functional currency, the warrants are not considered indexed to the Company’s own stock and thus meet the definition of a financial liability.

The Company estimated a fair value of the warrants as $189,969 on issuance date, October 5, 2018, and $1,125,861 as remeasured at December 31, 2018. The fair value adjustment of $935,892 was recorded in the statement of loss and comprehensive loss.

The fair value of the warrants was estimated using the Black-Scholes valuation model based on the following assumptions:

Share price	$0.178- $0.45
Stock price volatility	107% - 108%
Expected life of the warrants	1.25- 1.5 years
Risk free rate	1.86%- 2.32%

Inter-relationship between key unobservable inputs and fair value measurement at December 31, 2018:

If the share price was lower (higher) by 10%, the fair value would decrease (increase) by $163,954 ($205,025).
If the volatility was lower (higher) by 10%, the fair value would decrease (increase) by $90,069 ($135,103).

Total units’ issuance cost was $156,572, $12,525 of which was assigned to warrants which are accounted for as a derivative liability and is recorded in the reporting period in the statement of loss and comprehensive loss.

The Company had the following warrants outstanding at December 31, 2018

Grant date	Warrants	Exercise Price ($)	Expiry
October 5, 2018	6,143,600	0.57	April 4, 2020

NOTE 5 – SHARE-BASED PAYMENTS

During the period ended December 31, 2018, the Company issued 3,300,000 stock purchase options and 6,000,000 common shares to directors, officers and service providers as share based compensation.  The value of the shares given was based on recent financing transactions, the fair value of options was estimated using Black-Scholes valuation model based on the assumptions as detailed below.

Common shares:

In April 2018 the Company issued 1,000,000 common shares, which were estimated at $0.125 per share, to a third-party consultant for legal services provided.

In October 2018 the Company issued 1,000,000 common shares, which were estimated at $0.178 per share, to original founders for services provided.

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 5 – SHARE-BASED PAYMENTS (continued)

On October 5, 2018, the Board of Directors for the Company authorized the employment agreement for a Chief Executive Officer and awarded 3,000,000 shares of common stock, which were estimated at $0.178 per share, as compensation.

On December 21, 2018, the Board of Directors of the Company authorized and issued 1,000,000 common shares, which were estimated at $0.45 per share, to the Bona Vida management team in consideration of the management team joining the Company.

On October 5, 2018, the Company allocated 300,000 shares of common stock to management which will be issued in equal portions over two years (50% end of year 1 and 50% end of year 2). The shares were estimated at $0.178 per share and the Company recorded stock-based compensation expense $9,546 in its statement of loss and comprehensive loss in the reporting period.

Stock purchase options:

On October 5, 2018, the Company issued 1,700,000 stock purchase options at an exercise price of $1.00 to its management.  1,000,000 stock purchase options vests after a one-year period and 700,000 stock purchase options vests after a two-year period; all 1,700,000 stock purchase options are exercisable for ten years from the grant date.

On October 29, 2018, the Company issued 600,000 stock purchase option at an exercise price of $0.45 to its directors.  These options vest after a one-year period and are exercisable for ten years from the grant date.

On November 21, 2018, the Company issued 600,000 stock purchase option at an exercise price of $1.00 to third party consultants.  These options vest after a one-year period and are exercisable for ten years from the grant date.

On December 21, 2018, the Company issued 400,000 stock purchase option at an exercise price of $0.45 to its directors.  These options vest after a one-year period and are exercisable for ten years from the grant date.

The components of stock purchase options are detailed in the table below.

	Date of grant	Vesting period (years)	Number	Exercise price ($)	Share-based payment expense ($)	Share price ($)	Risk- free rate	Volatility	Dividend yield	Expiry (years)
Option grant	10/05/18	1	1,000,000	1.00	35,141	0.178	2.32	108%	Nil	10
Option grant	10/05/18	2	700,000	1.00	12,299	0.178	2.32	108%	Nil	10
Option grant	10/29/18	1	600,000	0.45	16,197	0.178	2.32	108%	Nil	10
Option grant	11/21/18	1	600,000	1.00	26,008	0.45	1.86	107%	Nil	10
Option grant	12/21/18	1	400,000	0.45	4,527	0.45	1.86	107%	Nil	10
Total options grant			3,300,000		94,172

As at December 31, 2018, all stock options granted remained outstanding and not exercisable.

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 6 – RELATED PARTY TRANSACTIONS AND BALANCES

As at December 31, 2018, the Company had an amount owing to the officers of the Company of $57,177 for salary and bonus which is recorded in accrued liabilities.

A total of $1,049,410 was recognized during the period ended December 31, 2018, for share-based payments expense to directors and officers of the Company.

NOTE 7 – LOSS ON ADVANCED ROYALTIES

In May 2018, the Company advanced $500,000 as well as the rights to purchase common stock to a celebrity endorser in order to obtain the rights to use the name, likeness and endorsement services of said celebrity.  In December 2018 the deal was terminated, after the advances were already paid out.  Bona Vida waived the right to claim the $500,000 advance, and the celebrity waived the rights to Bona Vida’s shares.

NOTE 8 – INCOME TAXES

The reconciliation of the combined U.S. federal and state statutory income tax rate of 27.98% the effective tax rate is as follows:

Net Loss before recovery of income taxes	$(3,269,405)

Expected income tax (recovery)	$(914,897)
Other non-deductible expenses	4,716
Fair value adjustment on warrants	261,896
Change in tax benefits not recognized	648,285
Income tax (recovery) expense	$-

The Company’s income tax (recovery) is allocated as follows:
Current tax (recovery) expense	$-
Deferred tax (recovery) expense	-
$-

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

Stock Based Compensation	$1,390,718
Capitalized start-up cost	925,943

Bona Vida, Inc.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the balance sheet date through the date the consolidated financial statements were issued.

On January 9, 2019, the Company entered into a Share Purchase Agreement (the “Agreement”) to acquire GBX Labs Ltd. (“GBX”), a BVI business company incorporated under the laws of the British Virgin Islands.  Pursuant to the Agreement, the Company issued a total of 10,000,000 common shares in consideration for a 100% ownership interest in GBX. On a pro-forma basis (unaudited), since GBX had no revenue and expenses in 2018, had this acquisition been completed on March 29, 2018 (date of incorporation), the net loss of the Company would not have changed.

On January 29, 2019, the Company finalized a share buy-back (“Buy-Back”) whereby it acquired 13,407,200 common shares and 303,600 warrants from existing shareholders for a total consideration of $625,000.  All common shares and warrants under the Buy-Back have been cancelled by the Company.

On February 6, 2019, the Company signed a non-binding letter of intent with Sports Endurance, Inc. (“SENZ”), to be renamed Better Choice Company, Inc., to acquire 100% of Bona Vida.  SENZ is prepared to complete the acquisition by purchasing the 100% of Bona Vida issued and outstanding common stock for $55,000,000 (the “Purchase Price”) equal to approximately USD $0.97 per Share. The Purchase Price is based on the assumption that 56,942,222 Shares (on fully diluted basis) are issued and outstanding on the closing date of the Transaction. The Purchase Price would be satisfied in SENZ common stock (the “SENZ Shares”) issued at an exchange ratio of 26 SENZ Shares for each Share held. Immediately following the closing (the “Closing”) of the Transaction, Bona Vida shareholders will own 468,085,106 (or 46%) of the issued and outstanding SENZ Shares (on a fully diluted basis) based on the assumption that 1,018,668,131 SENZ Shares will be issued and outstanding at Closing.

Subsequent to December 31, 2018, the Company completed several subscription agreements for the issuance of common shares for gross proceeds of $1,999,970 through the issuance of 4,444,440 common shares.